EXHIBIT 11

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                 (Amounts in millions, except per-share amounts)

                                                                    Three Months Ended              Nine Months Ended
                                                                          September 30                   September 30
                                                           ---------------------------    ---------------------------
                                                                   2000           1999            2000           1999
-------------------------------------------------------    ------------   ------------    ------------   ------------
BASIC EARNINGS PER SHARE
Income before extraordinary items and effect of
    changes in accounting principles                       $        401   $        126    $      1,236   $         81
Effect of repurchase of Trust Preferred Securities                   --             --               1             --
Preferred stock dividends                                            --             --              --             (7)
                                                           ------------   ------------    ------------   ------------
Earnings before extraordinary items and effect of
    changes in accounting principles applicable
     to common stock                                                401            126           1,237             74
Extraordinary gain (loss), net                                        1             --               1             (3)
Cumulative effect of changes in
    accounting principles, net                                       --             --              --            (13)
                                                           ------------   ------------    ------------   ------------
Earnings applicable to common stock                        $        402   $        126    $      1,238   $         58
                                                           ============   ============    ============   ============
Weighted average common shares outstanding                        369.2          357.6           368.7          351.3
                                                           ============   ============    ============   ============
Basic earnings per share
    Income before extraordinary items and effect of        $       1.09   $        .35    $       3.36   $        .22
      changes in accounting principles
    Extraordinary gain (loss), net                                   --             --              --           (.01)
    Cumulative effect of changes in
      accounting principles, net                                     --             --              --           (.04)
                                                           ------------   ------------    ------------   ------------
      Basic earnings per common share                      $       1.09   $        .35    $       3.36   $        .17
                                                           ============   ============    ============   ============

DILUTED EARNINGS PER SHARE
Earnings before extraordinary items and effect of
    changes in accounting principles applicable
      to common stock                                      $        401   $        126    $      1,237   $         74
Dividends applicable to dilutive preferred stock                     --             --              --              7
                                                           ------------   ------------    ------------   ------------
                                                                    401            126           1,237             81
Extraordinary gain (loss), net                                        1             --               1             (3)
Cumulative effect of changes in
    accounting principles, net                                       --             --              --            (13)
                                                           ------------   ------------    ------------   ------------
Earnings applicable to common stock                        $        402   $        126    $      1,238   $         65
                                                           ============   ============    ============   ============
Weighted average common shares outstanding                        369.2          357.6           368.7          351.3
Dilutive effect of exercise of options outstanding                   .3             .1              .2             .1
                                                           ------------   ------------    ------------   ------------
                                                                  369.5          357.7           368.9          351.4
                                                           ============   ============    ============   ============
Diluted earnings per share
    Income before extraordinary items and effect of        $       1.09   $        .35    $       3.36   $        .22
      changes in accounting principles
    Extraordinary gain (loss), net                                   --             --              --           (.01)
    Cumulative effect of changes in
      accounting principles, net                                     --             --              --           (.04)
                                                           ------------   ------------    ------------   ------------
      Diluted earnings per common share                    $       1.09   $        .35    $       3.36   $        .17
=======================================================    ============   ============    ============   ============

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999
                 (Amounts in millions, except per-share amounts)


The following items were not included in the computation of diluted earnings per share because their effect was antidilutive:

                                                       Three Months Ended                              Nine Months Ended
                                                             September 30                                   September 30
                              -------------------------------------------    -------------------------------------------
                                              2000                   1999                    2000                   1999
                              --------------------   --------------------    --------------------   --------------------
STOCK OPTIONS
    Number of shares                           5.6                    4.6                     5.6                    5.0
    Price range per share       $22.000 -- $29.438     $22.000 -- $29.625      $21.250 -- $29.438     $19.875 -- $29.625
    Expiration range           4/28/03 -- 11/10/09      1/14/00 -- 7/8/08     4/28/03 -- 11/10/09      1/14/00 -- 7/8/08
CONVERTIBLE PREFERRED
   STOCK $3.00
    Number of shares                            --                     --                      --                     --
    Dividends paid                              --                     --                      --                    7.2
---------------------------   --------------------   --------------------    --------------------   --------------------